UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

C&J Energy Services Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-55404	98-1188116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 2nd floor

4 Par-la-Ville Rd

Hamilton HM08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 29, 2015, C&J Energy Services Ltd. (“C&J”) obtained and entered into a Waiver and Second Amendment to Credit Agreement among C&J, CJ Lux Holdings S.à r.l., CJ Holding Co, the guarantors party thereto, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto (the “Waiver and Second Amendment”). The Waiver and Second Amendment suspends the quarterly maximum leverage ratio and quarterly minimum interest coverage ratio covenants set forth in the original Credit Agreement, dated as of March 24, 2015, among C&J, CJ Lux Holdings S.à r.l., CJ Holding Co, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto (the “Credit Agreement”). The suspension of these financial covenants will commence with the fiscal quarter ending September 30, 2015 and will last through the fiscal quarter ending June 30, 2017. Upon reinstatement of these covenants as of the quarter ending September 30, 2017, the required levels will initially be more permissive than those in effect prior to the Waiver and Second Amendment and will gradually adjust those prior levels over the subsequent fiscal quarters.

The Waiver and Second Amendment also provides for new financial covenants that will apply in lieu of the quarterly maximum leverage ratio test and the quarterly minimum interest coverage ratio test previously in effect, including the following:

•	a quarterly minimum EBITDA covenant, commencing with the quarter ended September 30, 2015 and running through the quarter ending June 30, 2017, based on a negotiated EBITDA test;

•	a collateral coverage covenant, commencing at the closing of the Waiver and Second Amendment and running through the quarter ending March 31, 2018, which will limit outstanding revolver borrowings and letters of credit to the greater of (i) $300.0 million and (ii) an amount derived from 80% of Eligible Receivables (as defined in the Waiver and Second Amendment) and 50% of Eligible Inventory (as defined in the Waiver and Second Amendment) (subject to the reduced maximum revolving facility borrowing capacity described below); and

•	quarterly limitations on capital expenditures for the quarter ending December 31, 2015, and annual limitations on capital expenditures for the four fiscal quarter periods ending December 31, 2016 through June 30, 2017.

The effectiveness of the covenant suspension is also subject to certain conditions subsequent that, among other things, will reduce the capacity of C&J and its subsidiaries to make investments and restricted payments through the quarter ending December 31, 2017.

On September 29, 2015, C&J also entered into a Third Amendment (Refinancing Amendment) to Credit Agreement among C&J, CJ Lux Holdings S.à r.l., CJ Holding Co, the guarantors party thereto, Bank of America, N.A., as Administrative Agent, and the other revolving lenders party thereto (the “Third Amendment”). Pursuant to the Third Amendment, the revolving lenders agreed to replace the existing revolving facility with a new revolving facility having a revised pricing grid that increases the applicable rate on revolving borrowings by (i) 50 basis points in the event that C&J’s most recently reported total leverage ratio is greater than 4.0 to 1.0 and less than or equal to 4.5 to 1.0 and (ii) 100 basis points in the event that C&J’s most recently reported total leverage ratio is greater than 4.5 to 1.0.

In connection with the Waiver and Second Amendment and the Third Amendment, C&J also reduced maximum borrowing capacity under the revolving facility pursuant to the Credit Agreement from $600.0 million to $400.0 million.

The foregoing descriptions of the Waiver and Second Amendment and the Third Amendment is qualified in their entirety by reference to the full text of the Waiver and Second Amendment and the Third Amendment, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On September 30, 2015, C&J issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K, announcing the Waiver and Second Amendment and the Third Amendment, and also providing certain updates with respect to previously provided operational and financial guidance.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Waiver and Second Amendment to Credit Agreement, dated as of September 29, 2015, among C&J Energy Services Ltd., CJ Lux Holdings S.à r.l., CJ Holding Co, the guarantors party thereto, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto

10.2	Third Amendment (Refinancing Amendment) to Credit Agreement, dated as of September 29, 2015, among C&J Energy Services Ltd., CJ Lux Holdings S.à r.l., CJ Holding Co, the guarantors party thereto, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto

99.1	Press Release dated September 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES LTD. (Registrant)

Date: September 30, 2015	By:	/s/ Brian Patterson
Brian Patterson
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Waiver and Second Amendment to Credit Agreement, dated as of September 29, 2015, among C&J Energy Services Ltd., CJ Lux Holdings S.à r.l., CJ Holding Co, the guarantors party thereto, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto

10.2	Third Amendment (Refinancing Amendment) to Credit Agreement, dated as of September 29, 2015, among C&J Energy Services Ltd., CJ Lux Holdings S.à r.l., CJ Holding Co, the guarantors party thereto, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto

99.1	Press Release dated September 30, 2015